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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Dean Foods Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DEAN FOODS COMPANY

DEAN MEANS BUSINESS

2003 Proxy Statement and Notice of Annual Meeting

Notice of Stockholders' Meeting

We will hold this year's annual stockholders' meeting on Thursday, May 22, 2003 at 9:00 a.m. at the Dallas Museum of Art, 1717 North Harwood, Dallas, Texas 75201.

At the meeting, we will ask you to consider and vote on the following proposals recently adopted by our Board of Directors:

We will also discuss and take action on any other business that is properly brought before the meeting.

If you were a stockholder on April 9, 2003, you are entitled to vote on the proposals to be considered at this year's meeting.

By order of the Board of Directors,

Sincerely,

You are Invited
Questions and Answers
Why did I receive this proxy statement?
I received more than one proxy statement. Why?
What will occur at the annual meeting?
How many votes are necessary to re-elect the nominees for director?
What if a nominee for director is unwilling or unable to stand for re-election?
How many votes are necessary to ratify the selection of Deloitte & Touche LLP as independent auditor?
How do I vote?
Where can I find the voting results of the meeting?
What if I want to change my vote?
What if I do not vote?
How do I raise an issue for discussion or vote at the annual meeting?
How much will this solicitation cost, and who will pay for it?
More About the Proposals
Proposal One: Re-election of Directors
Proposal Two: Ratification of Selection of Independent Auditor
Other Information You Need to Make an Informed Decision
Who is on our Board of Directors?
What are the responsibilities of our Board of Directors?
What are the Committees of our Board of Directors and who serves on those Committees?
What are the responsibilities of our Board Committees?
How can you communicate with our Board of Directors?
Reports to You from Our Board Committees
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
How are Board members paid?
Who are our executives?
How are our executive officers paid?
What other relationships do we have with our officers and directors?
How has our stock performed?
How much stock do our officers and directors own?
Appendix
Corporate Governance Principles
Audit Committee Charter
Compensation Committee Charter
Governance Committee Charter

You Are Invited	2
Questions and Answers:
Why did I receive this proxy statement?	3
I received more than one proxy statement. Why?	3
What will occur at the annual meeting?	3
How many votes are necessary to re-elect the nominees for director?	3
What if a nominee for director is unwilling or unable to stand for re-election?	4
How many votes are necessary to ratify the selection of Deloitte & Touche LLP as independent auditor?	4
How do I vote?	4
Where can I find the voting results of the meeting?	4
What if I want to change my vote?	4
What if I do not vote?	5
How do I raise an issue for discussion or vote at the annual meeting?	5
How much will this solicitation cost and who will pay for it?	5
More About the Proposals:
Proposal One: re-election of Directors	6
Proposal Two: Ratification of Selection of Independent Auditor	7
Other Information You Need to Make an Informed Decision:
Who is on our Board of Directors?	8
What are the responsibilities of our Board of Directors?	10
What are the Committees of our Board of Directors and who serves on those Committees?	11
What are the responsibilities of our Board Committees?	11
How can you communicate with our Board of Directors?	12
Reports to You From Our Board Committees:	13
Report of the Audit Committee	13
Report of the Compensation Committee	14
How are Board members paid?	16
Who are our executives?	16
How are our executive officers paid?	18
What other relationships do we have with our officers and directors?	21
How has our stock performed?	22
How much stock do our officers and directors own?	23
Appendix:
Corporate Governance Principles	24
Audit Committee Charter	27
Compensation Committee Charter	29
Governance Committee Charter	31

You are Invited

April 9, 2003

Dear Fellow Stockholders,

We hope that you will come to our annual stockholders’ meeting on Thursday, May 22, 2003. At the annual meeting, after we vote on the proposals described in this proxy statement, we will present a brief report on our 2002 results and our outlook for 2003 and beyond. As always, we will conclude the meeting by inviting you to ask questions and make comments. For your convenience, we will present a live webcast of the annual meeting, which you can access through our corporate website at www.deanfoods.com.

     Like so many other companies, one of our primary concerns during 2002 was taking steps to ensure continued shareholder confidence in our corporate governance and in the integrity of our financial statements. In this year’s proxy statement, we are pleased to report the details of a number of enhancements to our corporate governance and financial reporting policies and procedures.

     If you have any questions regarding any of the matters contained in this proxy statement, please contact our Investor Relations department at 800/431 9214. We look forward to seeing you at this year’s meeting.

Sincerely,

-s- GREGG L. ENGLES

Gregg L. Engles
Chairman of the Board
and Chief Executive Officer

Recent Developments in Corporate Governance and Financial Reporting

Over the past year, we have adopted a number of enhancements to our corporate governance and financial reporting policies and procedures including:

•	Appointment of a “Presiding Director” by our independent Board members

•	Designation of a Corporate Governance Committee of the Board of Directors and adoption of a Corporate Governance Committee Charter

•	Formalization of our corporate governance principles

•	Amendment and restatement of our Audit Committee Charter to incorporate new legal requirements and best practices

•	Adoption of new approval procedures for the engagement of our independent auditor

•	Review of the status of the independence of our directors and independent auditor, and identification of our “audit committee financial experts"

•	Adoption of a Compensation Committee Charter

•	Engagement of a new independent executive compensation consulting firm and revision of our long-term incentive compensation program

•	Formation of a Financial Disclosure Committee and adoption of a Financial Disclosure Committee Charter

•	Review of, and adoption of certain enhancements to, our financial reporting procedures

Questions and Answers

Why did I receive this proxy statement?

On April 19, 2003, we began mailing this proxy statement to everyone who was a stockholder of our company on April 9, 2003. One purpose of this proxy statement is to let our stockholders know when and where we will hold our annual stockholders’ meeting.

     More importantly, this proxy statement:

•	Includes detailed information about the matters that will be discussed and voted on at the meeting, and

•	Provides updated information about our company that you should consider in order to make an informed decision at the meeting.

I received more than one proxy statement. Why?

If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy that you received.

What will occur at the annual meeting?

First we will determine whether enough stockholders are present at the meeting to conduct business. A stockholder will be deemed to be present at the meeting if the stockholder:

•	Is present in person, or

•	Is not present in person but has voted by telephone, internet or mail prior to the meeting.

According to our bylaws, holders of at least 46,861,088 shares (which is a majority of the shares of our common stock outstanding on April 9, 2003), must be present at this year’s meeting in order to conduct the meeting.

     If holders of fewer than 46,861,088 shares are present at the meeting, we will reschedule the meeting. The new meeting date will be announced at the meeting. If enough stockholders are present at the meeting to conduct business, then we will vote on:

•	A proposal to re-elect Lewis M. Collens, Janet Hill, Hector M. Nevares, Pete Schenkel and Jim L. Turner as members of our Board of Directors, and

•	A proposal to ratify our Audit Committee’s selection of Deloitte & Touche LLP as our independent auditor for 2003.

On each proposal, you are entitled to one vote for each share of stock that you owned on April 9, 2003. Cumulative voting is not permitted.

     Each of the proposals has been approved by our Board of Directors. The Board of Directors is now soliciting your vote on the proposals and recommends that you vote FOR each of the proposals.

After each proposal has been voted on at the
meeting we will discuss and take action on any
other matter that is properly brought before the
meeting. Also, our management team will report on
the highlights of 2002 and our outlook for 2003 and beyond.

How many votes are necessary to re-elect the nominees for director?

The five nominees receiving the highest number of “yes” votes will be elected as directors. This number is called a plurality.

Our common stock was the only class of stock
outstanding on April 9, 2003. As of that date,
there were 93,722,174 shares of common
stock outstanding.

Questions and Answers

What if a nominee for director is unwilling or unable to stand for re-election?

Each of the persons nominated for re-election has agreed to stand for re-election. However, if unexpected events arise which cause one or more of them to be unable to stand for re-election, then either:

•	The Board of Directors can vote at the meeting to reduce the size of the Board of Directors, or

•	The Board of Directors may, during the meeting, nominate another person for director.

Please understand that if our Board of Directors nominates someone at the meeting, the person(s) to whom you have given your proxy will be able to use their discretion to vote on your behalf.

How many votes are necessary to ratify the selection of Deloitte & Touche LLP as independent auditor?

The Audit Committee of our Board of Directors has responsibility for selection of our independent auditor. Stockholder ratification is not required. However, the Board of Directors is soliciting your opinion regarding the selection of Deloitte & Touche LLP. The Audit Committee of the Board of Directors plans to take your opinion into account in selecting our independent auditor for 2004.

How do I vote?

To vote, follow the instructions on the enclosed proxy card or voting card.

     If you are a registered stockholder, you can also vote at the meeting. If your shares are in a brokerage account, you might not be a registered stockholder. In this case, your shares would not be officially registered in your name; rather, they would be registered in your broker’s name (which is sometimes called “street name”). If your shares are in street name, you cannot vote in person at the meeting unless you have a proper power of attorney from your broker. You should, therefore, vote by telephone, internet or mail according to the instructions on the enclosed voting card in order to ensure that your vote is counted.

     Please understand that voting by any means other than voting in person at the meeting has the effect of appointing Gregg Engles, our Chairman of the Board and Chief Executive Officer, and Michelle Goolsby, our Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, as your proxies. They will be required to vote on the two proposals described in this proxy statement exactly as you have voted.

     However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Mr. Engles and Ms. Goolsby will be authorized to use their discretion to vote on such issues on your behalf.

     If you sign your proxy card, but do not specify how you want to vote on a proposal, your shares will be voted FOR that proposal.

We encourage you to vote now (by telephone, internet or mail) even if you plan to attend the meeting in person.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2003. We will file that report with the Securities and Exchange Commission in mid August of this year, and you can obtain a copy by contacting either our Investor Relations office (800/431-9214) or the Securities and Exchange Commission at 800/SEC 0330 or www.sec.gov.

What if I want to change my vote?

You can revoke your vote on a proposal at any time before the meeting for any reason. To revoke your proxy before the meeting, either:

•	Write to our Corporate Secretary at 2515 McKinney Avenue, Suite 1200, LB 30, Dallas, Texas 75201, or

Questions and Answers

•	Vote again, either by telephone or internet (the last vote before the meeting begins will be counted).

If you are a registered stockholder (or if you hold your shares in “street name” and have a proper power of attorney from your broker), you may also come to the meeting and change your vote in writing or orally.

What if I do not vote?

If you do not vote, your failure to vote could affect whether there are enough stockholders present at the meeting to hold the meeting. Holders of a majority of the outstanding shares of our common stock must be present (in person or by proxy) in order to conduct the meeting. If there are enough stockholders present to conduct the meeting, your failure to vote will not affect the outcome of either proposal.

     If your shares are held in “street name” and you do not vote, your brokerage firm could:

•	Vote for you, if it is permitted by the New York Stock Exchange, or

•	Leave your shares unvoted.

Generally, New York Stock Exchange rules will permit your broker to vote for you on the proposals regarding the election of directors and the ratification of Deloitte & Touche LLP.

How do I raise an issue for discussion or vote at the annual meeting?

According to our bylaws, if a stockholder wishes to present a proposal for consideration at an annual meeting, he or she must send written notice of the proposal by certified mail to our Corporate Secretary by no later than March 1 of the year of the meeting. We have not received notice of any stockholder proposals to be presented at this year’s meeting.

     If you would like your proposal to be included in next year’s proxy statement, you must submit it to our Corporate Secretary in writing by no later than December 31, 2003. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include in our proxy statement pursuant to the rules of the Securities and Exchange Commission.

     You may write to our Corporate Secretary at 2515 McKinney Avenue, Suite 1200, LB 30, Dallas, TX 75201.

     According to our bylaws, any proposal properly raised at the meeting by a stockholder will require the affirmative vote of a majority of the shares deemed present at the meeting (whether in person or by proxy).

If a stockholder raises a matter at the meeting
that requires a stockholder vote, the person to
whom you have given your proxy will use his or her
discretion to vote on the matter on your behalf.

How much will this solicitation cost, and who will pay for it?

We have engaged Georgeson Shareholder to assist in the distribution of proxy materials and, if necessary, the solicitation of votes. In addition, certain of our officers may solicit proxies by mail, telephone, fax or e-mail. We will pay Georgeson Shareholder a fee of up to $6,000, plus certain expenses. We will also pay all other costs associated with this proxy statement and the solicitation of proxies. Upon request, we will reimburse stockbrokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Our transfer agent, The Bank of New York, will count the votes and act as inspector of election.

More About the Proposals

Proposal One: Re-election of Directors

This year’s nominees for re-election to the Board of Directors are:

Lewis M. Collens -
Director since December 2001

Mr. Collens, age 65, has served as the President of Illinois Institute of Technology (“IIT”) and Chairman of IIT Research Institute since 1990. From 1974 to 1990, he served as Dean of IIT Chicago Kent College of Law. Mr. Collens was elected to our Board of Directors in connection with our acquisition of Dean Foods Company (“Legacy Dean”) on December 21, 2001. Mr. Collens had served on the Board of Directors of Legacy Dean since 1991 and was Chairman of its Audit Committee and a member of its Corporate Governance Committee. Mr. Collens also serves on the Board of Directors and the Audit Committee of Taylor Capital, which has issued publicly traded securities.

Janet Hill -
Director since December 2001

Mrs. Hill, age 55, has served as Vice President of Alexander & Associates, a corporate consulting firm, since 1981. She was elected to our Board of Directors in connection with our acquisition of Legacy Dean in December 2001. Mrs. Hill had served on the Board of Directors of Legacy Dean since 1997 and was a member of its Audit and Corporate Governance Committees. In addition to ours, Mrs. Hill serves on the Boards of three other public companies including Progressive Insurance (where she also serves on the Compensation Committee), Wendy’s International (where she also serves on the Compensation Committee) and Nextel Communications (where she also serves on the Audit, Compensation, Corporate Governance and Nominating Committees).

Hector M. Nevares -
Director since October 1994

Mr. Nevares, age 52, was President of Suiza Dairy, a Puerto Rico dairy processor, from June 1983 until September 1996, having served in additional executive capacities at Suiza Dairy since June 1974. From March 1998 until April 2000, Mr. Nevares served as a consultant for us. Mr. Nevares also sits on the Board of Directors, and serves on the Credit and Compensation Committees, of First Bank P.R. (FBP) in San Juan, Puerto Rico, which has issued publicly traded securities.

Pete Schenkel -
Director since January 2000

Mr. Schenkel, age 67, joined our company in January 2000 as President of our Dairy Group and a member of our Board of Directors. From 1959 to December 31, 1999, he served in various capacities at Southern Foods Group (now a part of our Dairy Group), including Chairman of the Board and Chief Executive Officer from 1994 through 1999, and President from 1987 to 1994. He was elected to our Board of Directors in connection with our acquisition of Southern Foods Group in January 2000.

More About the Proposals

Jim L. Turner -
Director since November 1997

Mr. Turner, age 57, has served as President and Chief Executive Officer of Dr. Pepper/Seven Up Bottling Group, Inc. since its formation in 1999. Prior to that, since 1985, he held similar positions with various predecessors to Dr. Pepper/Seven Up Bottling Group, Inc. Mr. Turner was a member of the Board of Directors of The Morningstar Group Inc. prior to our acquisition of that company in November 1997.

Mr. Collens, Mrs. Hill, Mr. Nevares, Mr. Schenkel and Mr. Turner were unanimously nominated for re-election by our Board of Directors. They have each consented to be re-elected as members of our Board of Directors.

Our Board of Directors recommends that you
vote for Mr. Collens, Mrs. Hill, Mr. Nevares,
Mr. Schenkel and Mr. Turner.

Proposal Two: Ratification of Selection of Independent Auditor

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to serve as our independent auditor for the 2003 fiscal year and is soliciting your ratification of that selection.

     Your ratification of the Audit Committee’s selection of Deloitte & Touche LLP is not necessary because the Audit Committee has responsibility for selection of our independent auditor. However, the Audit Committee will take your vote on this proposal into consideration when selecting our independent auditor in the future.

The Audit Committee of our Board of Directors has responsibility for overseeing our financial reporting and various other matters. See page 11 of this proxy statement for further information about the responsibilities of our Audit Committee, and page 13 for an important report by the Audit Committee.

Our Board of Directors recommends that you
vote for the proposal to ratify the selection
of Deloitte & Touche LLP as our independent
auditor for 2003.

Other Information You Need to Make an Informed Decision

Who is on our Board of Directors?

In addition to the five directors proposed for re-election, the following persons currently serve on our Board of Directors:

Alan J. Bernon -
Director since August 1997

Mr. Bernon, age 48, serves as Chief Operating Officer of the Northeast Region of our Dairy Group. He was elected to our Board of Directors in connection with our acquisition of Garelick Farms in 1997. From September 1985 until July 1997, Mr. Bernon served as President of The Garelick Companies. His term will expire in 2004.

Tom C. Davis -
Director since March 2001

Mr. Davis, age 54, has served as Chief Executive Officer of The Concorde Group, a private investment firm, since March 2001. He was the managing partner and head of banking and corporate finance for the Southwest division of Credit Suisse First Boston (formerly DLJ) from March 1984 to February 2001. In this position, Mr. Davis worked with several large private equity firms, in addition to a variety of public and private companies, including companies in the broadcast and telecommunications, energy, food service and processing and retailing industries. His term will expire in 2005.

Gregg L. Engles -
Chairman of the Board, Director since October 1994

Mr. Engles, age 45, has served as our Chief Executive Officer and as a director since the formation of our company in October 1994. From October 1994 until December 21, 2001, he served as Chairman of the Board. When we acquired Legacy Dean on December 21, 2001, Mr. Howard Dean was named Chairman of the Board, pursuant to our merger agreement with Legacy Dean, and Mr. Engles was named Vice Chairman of the Board. In April 2002, Mr. Dean retired, and Mr. Engles resumed his position as Chairman of the Board. Prior to the formation of our company, he served as Chairman of the Board and Chief Executive Officer of certain predecessors to our company. In addition to ours, Mr. Engles also serves on the Board of Directors of Swift & Company, a meat packing company which has issued publicly-traded securities. His term will expire in 2004.

Stephen L. Green -
Director since October 1994

Mr. Green, age 52, has served as a general partner of Canaan Capital Partners, L.P., the general partner of Canaan Capital Limited Partnership and Canaan Capital Offshore Limited Partnership, C.V., one of our former principal stockholders, since November 1991. From October 1985 until November 1991, Mr. Green served as Managing Director of GE Capital’s Corporate Finance Group. Mr. Green also serves on the Board of Directors of Advance PCS, a healthcare resource provider which has issued publicly-traded securities. His term will expire in 2005.

Other Information You Need to Make an Informed Decision

Joseph S. Hardin, Jr. -
Director since May 1998

Mr. Hardin, age 57, served as Chief Executive Officer of Kinko’s, Inc. from May 1997 until January 2001. Currently retired, Mr. Hardin held a variety of positions from 1986 to April 1997 with increasing responsibility at Wal-Mart Stores, Inc., ultimately as an Executive Vice President and as the President and Chief Executive Officer of SAM’s Club, the wholesale division of Wal-Mart Stores, Inc. His term will expire in 2004.

Ronald Kirk -
Director since February 2003

Mr. Kirk, age 48, has been a partner with the law firm of Gardere Wynne Sewell LLP since 1994. From June 1995 to November 2001, he also served as Mayor of the City of Dallas, Texas. In addition to ours, Mr. Kirk also serves on the Board of Directors, and Audit Committee, of Brinker International, a restaurant operator which has issued publicly-traded securities. His term will expire in 2004.

John S. Llewellyn, Jr. -
Director since December 2001

Mr. Llewellyn, age 68, served as President and Chief Executive Officer of Ocean Spray Cranberries, Inc. from 1988 until his retirement in 1997. He was elected to our Board of Directors in connection with our acquisition of Legacy Dean in December 2001. Mr. Llewellyn had served on the Board of Directors of Legacy Dean since 1994 and was a member of its Compensation and Corporate Governance Committees. His term will expire in 2004.

John R. Muse -
Director since November 1997

Mr. Muse, age 52, is President and co-founding partner of Hicks, Muse, Tate & Furst Incorporated. Prior to the formation of Hicks, Muse, Tate & Furst in 1989, Mr. Muse headed the investment/ merchant banking activities of Prudential Securities for the southwest region of the United States from 1984 to 1989. Mr. Muse was a member of the Board of Directors of The Morningstar Group Inc. prior to our acquisition of that company in November 1997. In addition to ours, he also serves on the Board of Directors of Swift & Company, a meat packing company, Premiere International Foods and The Yell Group, a British yellow pages publisher, all of which have issued publicly traded securities. His term will expire in 2005.

P. Eugene Pender -
Director since October 1994

Mr. Pender, age 72, served as Vice President and Controller of The Southland Corporation until his retirement in December 1987. After his retirement, he served as a consultant to The Southland Corporation until March 1991. His term will expire in 2005.

Other Information You Need to Make an Informed Decision

Our Board of Directors has determined that all of the members of our Board of Directors are “independent,” as that term is used in the New York Stock Exchange’s guidelines, except for Mr. Engles, Mr. Schenkel, Mr. Bernon, Mr. Nevares and Mr. Muse. Mr. Engles, Mr. Schenkel and Mr. Bernon are not independent because they are current employees of our company. Mr. Nevares is not independent because he has been a consultant for us within the past 5 years. Our Board of Directors has determined that Mr. Muse is not independent due to Mr. Engles’ position on the Board of Directors of Swift & Company. Hicks, Muse, Tate & Furst, of which Mr. Muse is President and co-founding partner, owns a controlling interest in Swift & Company. While Mr. Muse does not receive any compensation from Swift & Company other than normal compensation for his services as a director, Hicks, Muse, Tate & Furst does receive an annual fee from Swift & Company based on budgeted earnings, and is entitled to receive additional fees in certain circumstances, such as in the event of an acquisition, restructuring, or debt or equity issuance.

     The law firm in which Mr. Kirk is a partner provides certain services to our company, and we have also used the services of the search firm in which Mr. Kirk’s wife is a partner. Mr. Hardin serves on the Board of a charitable organization to which we have made donations. Neither the fees that we have paid to Mr. or Mrs. Kirk’s firms, nor the donations we have made to the charity with which Mr. Hardin is affiliated, were in material amounts. Therefore, Our Board of Directors has determined, considering all relevant facts and circumstances, that these relationships do not have a material impact on the directors’ relationships with the company. Therefore, our Board of Directors has determined that both Mr. Kirk and Mr. Hardin meet the “independence” standard of the New York Stock Exchange.

What are the responsibilities of our Board of Directors?

Our Board of Directors is responsible for overseeing and interacting with senior management with respect to key aspects of our business, including strategic planning, management development and succession, operating performance, compliance and shareholder returns. It is the responsibility of the Board of Directors to select and evaluate a well-qualified Chief Executive Officer of high integrity, and to approve the appointment of other members of the senior management team. The Board of Directors provides general advice and counsel to our Chief Executive Officer and other senior executives.

     The Board of Directors has adopted a set of Corporate Governance Principles for our company, including certain director qualification and training standards, a copy of which is included in the attached Appendix.

     The Board of Directors meets according to a set schedule, and also holds special meetings and acts by written consent from time to time as appropriate. The Board met 8 times during 2002, including 4 regular meetings and 4 special meetings, and acted by written consent 1 time.

     The independent members of our Board of Directors regularly hold meetings in “executive session.” The independent directors have selected Mr. Hardin to serve as Presiding Director during such executive sessions.

     All directors are expected to avoid conflicts of interest and to represent the best interests of our shareholders in maintaining and enhancing the success of our business. The Board will conduct a self-evaluation at least annually to ensure that it is functioning effectively.

Other Information You Need to Make an Informed Decision

What are the Committees of our Board of Directors and who serves on those Committees?

Our Board of Directors has established certain Committees to assist in the performance of its various functions. The chart below lists all of the Committees of our Board of Directors, and indicates who serves on those Committees and how many times each Committee met during 2002.

									Strategic
Board Member	Audit(2)		Compensation(2)		Executive		Governance(2)		Planning

Bernon					*
Collens	*
Davis									*
Engles					*	(1)			*
Green	*	(3)	*						*
Hardin			*				*		* (1)
Hill							*
Llewellyn			*						*
Nevares					*
Pender	*	(1)(3)	*	(1)			*	(1)
Turner	*						*		*
Meetings in 2002	7		4		0		2		4

*	Committee Member

(1)	Committee Chair

(2)	All of the members of our Audit, Compensation and Governance Committees are “independent,” as determined by our Board of Directors in accordance with New York Stock Exchange guidelines, and are appointed by the Board of Directors.

(3)	Our Board of Directors has determined that Mr. Pender and Mr. Green are “audit committee financial experts,” as that term is defined by the Securities and Exchange Commission.

What are the responsibilities of our Board Committees?

Audit Committee: The Audit Committee is responsible for assisting our Board of Directors in monitoring (1) the integrity of our financial statements, (2) our independent auditor’s qualifications and independence, (3) the performance of our internal audit function and independent auditor, and (4) our compliance with applicable legal and regulatory requirements.

     The Audit Committee has sole authority to appoint and replace our independent auditor and is directly responsible for the compensation and oversight of the independent auditor for the purpose of preparing or issuing an audit report or related work. The Audit Committee is responsible for pre-approving all permitted non-audit services to be performed by our independent auditor, and has established certain guidelines for doing so. The Audit Committee has authority to retain independent legal, accounting or other advisors, at our expense. The Audit Committee meets regularly with members of our management and with our independent auditor outside the presence of management.

     The Audit Committee makes regular reports to the Board of Directors and must review its own performance annually. The Committee operates under a charter, a copy of which is included in the attached Appendix, and is required to meet not less frequently than quarterly. The Audit Committee will perform annual self-evaluations.

Other Information You Need to Make an Informed Decision

Compensation Committee: Our Compensation Committee is responsible for setting our executive compensation policies and objectives and administering our executive compensation programs. The Compensation Committee evaluates the performance of, and determines compensation for, our Chief Executive Officer. The Committee also determines the compensation for our other executive officers and acts in an advisory role on non-executive employee compensation. The Committee administers our stock option and restricted stock plans and makes final determinations regarding awards of stock options and restricted stock. The Compensation Committee operates under a charter, a copy of which is included in the attached Appendix, and is required to perform annual self-evaluations.

Executive Committee: The Executive Committee has limited powers to act on behalf of the Board of Directors when the Board of Directors is not in session. This Committee meets only as needed.

Governance Committee: The Governance Committee is responsible for considering, developing and making recommendations to the Board of Directors regarding corporate governance principles generally and the appropriate size, function and operation of the Board and its Committees to optimize the effectiveness of the Board of Directors. Specifically, the Governance Committee must (1) establish the criteria for Board membership, (2) consider, recommend and recruit candidates to fill new positions on the Board, (3) review candidates recommended by shareholders, (4) conduct the appropriate and necessary inquiry into the backgrounds and qualifications of possible candidates, and (5) recommend director nominees for approval by the Board of Directors and our shareholders. The Committee also considers possible conflicts of interest of Board members and senior executives, recommends Board Committee members, recommends director development activities and is involved in succession planning for various members of senior management. The Governance Committee operates under a charter, a copy of which is included in the attached Appendix, and is required to perform annual self-evaluations. The Governance Committee will consider stockholder recommendations submitted in writing.

Strategic Planning Committee: The Strategic Planning Committee has been assigned the task of working with our executives to chart the strategic course of our company, with the goal of maximizing shareholder returns over the medium to long term. Specific areas considered by the Committee include business mix, capital and other resource allocation and earnings growth.

How can you communicate with our Board of Directors?

Should you wish to contact our Presiding Director, you may write to him in care of our Corporate Secretary at 2515 McKinney Avenue, Suite 1200, LB 30, Dallas, Texas 75201, or email him directly at Presiding_Director@deanfoods.com. Should you wish to contact the chairperson of any of the Committees of our Board of Directors, you may write to that chairperson in care of our Corporate Secretary at 2515 McKinney Avenue, Suite 1200, LB 30, Dallas, Texas 75201, or email them directly using one of the following addresses: Audit_Committee, Audit Committee@deanfoods.com; Compensation Committee, Comp_Committee@deanfoods.com; or Governance Committee, Gov_Committee@deanfoods.com.

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Reports to You from Our Board Committees

REPORT OF THE AUDIT COMMITTEE

We have met with representatives of Deloitte & Touche LLP and company management to review and discuss the company’s audited consolidated financial statements for the year ended December 31, 2002. We have also discussed with Deloitte & Touche, and they have provided written disclosures to us, regarding (1) the matters required to be communicated under generally accepted auditing standards (Standard No. 61, Communication with Audit Committees), and (2) Deloitte & Touche’s independence, as required by the Independence Standards Board (Standard No. 1, Independence Discussions with Audit Committees).

     Deloitte & Touche has served as independent auditor for the company since its formation. Deloitte & Touche periodically changes the personnel who work on the audit. In addition to performing the audit of the company’s consolidated financial statements, Deloitte & Touche also provides various other services to the company. All of the services provided for the company by Deloitte & Touche in 2002 were approved by us. The aggregate fees and reimbursable expenses billed to the company and its subsidiaries by Deloitte & Touche for 2002 and 2001 were:

	2002	2001

Audit Fees(1)	$3,945,000	$3,294,000
Audit Related Fees(2)	4,847,000	6,047,000
Tax Fees(3)	879,000	3,912,000
All Other Fees(4)	511,000	567,000

Total	$10,182,000	$13,820,000

(1)	“Audit Fees” includes fees billed for the audit of the company’s annual financial statements and review of financial statements included in the company’s quarterly reports on Form 10-Q, and services provided in connection with statutory and regulatory filings.

(2)	“Audit Related Fees” includes fees billed for the following services that are related to the performance of the audit or review of the company’s financial statements (which are not reported above under the caption “Audit Fees”) such as fees for accounting due diligence on acquisitions and divestitures, audits of company employee benefit plans and agreed-upon procedure reports on the company’s receivables backed loans.

(3)	“Tax Fees” includes fees billed for tax compliance, tax advice and tax planning.

(4)	“All Other Fees” includes fees billed for actuarial work on certain of the company’s defined benefit plans, information system consultations and other non-audit consultations.

The Audit Committee has considered whether the provision of services other than audit services or services related to the audit is compatible with maintaining the independence of Deloitte & Touche. Based on our discussions with management and the independent auditor, as described above, and the representations of management and the independent auditor, we have recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s annual report on Form 10 K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     We have also recommended that Deloitte & Touche be selected as the company’s independent auditor for 2003.

     We have sole authority to engage the company’s independent auditor. In addition to conducting our 2003 audit, we have also pre-authorized Deloitte & Touche to provide the following services during 2003: (1) certain audit-related services including audits of the company’s employee benefit plans, agreed-upon procedure reports on the company’s receivables-backed loans, services related to acquisitions and divestitures and ordinary course accounting consultations, (2) certain general tax compliance advice, assistance with tax return preparation and tax audit assistance, (3) consultations regarding the funded status of certain employee benefit plans and assistance with quantifying certain business- interruption insurance claims. In the event that a new matter arises that is of a type that has been pre-authorized for 2003, we have authorized the Chairman of our Committee, Mr. Pender, to negotiate and execute any required engagement agreement, on terms substantially similar to those contained in agreements historically entered into between the company and Deloitte & Touche.

     Representatives of Deloitte & Touche will be present at the annual meeting to make a statement, if they choose, and to answer any questions you have.

This report is presented by:
Members of the Audit Committee

Lewis M. Collens
Stephen L. Green
P. Eugene Pender
Jim L. Turner

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REPORT OF THE COMPENSATION COMMITTEE

Our goals in setting compensation for our executives are:

•	To attract and retain highly capable executives,

•	To motivate the performance of executives in support of achievement of the company’s strategic financial and operating performance objectives, and

•	To reward performance that meets this standard.

     In order to ensure that we are able to attract and retain the highest caliber management, we endeavor to ensure that total compensation is comparable to that offered by competitors for the company’s management talent. In order to ensure that management’s interests are aligned with those of shareholders and to motivate and reward individual initiative and effort, we have put an emphasis on performance-based compensation so that contribution to the company (or individual business units) as a whole, as well as the attainment of individual performance goals in some cases, is rewarded. Through the use of performance-based plans that emphasize attainment of company or business-unit goals, we seek to foster an attitude of teamwork, and the use of tools such as equity ownership is important to ensure that the efforts of management are consistent with the objectives of shareholders.

     At present, the compensation of the chief executive officer and other executive officers consists of the following:

Base Salary: The recommended base salary for Gregg Engles, the Chief Executive Officer, and for each of the other executive officers was determined after review of:

•	Publicly available information concerning the base salaries of executives with similar responsibilities in companies of comparable size in general industry and, more importantly, in the food and beverage industry,

•	The responsibilities of each executive officer, and

•	The subjective evaluation of such officer’s overall performance and contribution to the company.

Generally, it is our practice to set base salaries at the median of market range, adjusted to reflect each executive’s individual performance and contributions.

Annual Incentive Compensation: Year end cash bonuses are designed to motivate Mr. Engles and the other executive officers to achieve annual financial and other goals based on the strategic, financial and operating performance objectives of the company. In conjunction with our review of the strategic and operating plans of the company, each year we establish target performance levels for the executive officers based either on the company’s earnings per share, the performance of particular operating units over which the executive has control or on individual goals, or some combination thereof. It is our practice to set bonus levels at the 50th to 75th percentile of market range.

Long Term Incentive Compensation: We believe that a significant portion of executive compensation should be dependent on value created for stockholders. Historically, including in 2002, we have granted stock options to the Chief Executive Officer and other executive officers as the sole form of long-term incentive compensation. In 2002, in addition to our regular stock option grants, we also awarded “special grants” of stock options to the Chief Executive Officer and certain other key executives as an added incentive for the timely and efficient integration of Legacy Dean and Suiza Foods Corporation during 2002. Our goal for 2002 was to make long-term incentive grants (including “special grants”) at the 75th percentile of the market range.

     During the fall of 2002, we undertook a thorough review of our long-term incentive compensation practices. Our goal was to ensure that our long-term incentive compensation aligned the interests of our executives as closely as possible with those of our shareholders and created appropriate incentives for our executives to drive long-term value creation. As a result of our review, we re-designed our long-term incentive compensation program. Beginning in 2003, our executive

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officers will generally receive long-term incentive grants at a market percentile based on the company’s total shareholder return over the past three years relative to the total shareholder return of a selected peer group of 24 comparably positioned consumer packaged goods companies. These grants will generally not be less than 25% of market nor more than 75% of market. We will also take into account each executive’s individual performance and contributions when making long-term incentive grants. For 2003, since the Company’s total shareholder return for the preceding three years ranked in the 93rd percentile of our selected peer group, long-term incentive grants were targeted toward the 75th percentile of the market.

     Beginning in 2003, our long-term incentive compensation awards include stock options (at significantly reduced levels from those granted in prior years) as well as deferred stock units (DSUs). Stock options that we have granted, including those granted in 2003, have an exercise price of fair market value on the date of grant and vest over a three-year period. DSU’s granted in 2003 have no exercise price and vest over a five-year period, subject to certain accelerated vesting provisions based primarily on the company’s stock price. We believe that DSUs are and will continue to be an important part of our long-term incentive compensation strategy. Since DSUs impart real value upon grant (subject to vesting and other conditions), we believe that our executives will be appropriately incentivized to increase value over the long term and will not be dependent solely upon stock price increases to realize value from their grants.

Benefits: Executive officers also receive benefits typically offered to executives by companies engaged in businesses similar to the company’s and various benefits generally available to all employees of the company (such as health insurance).

     Awards to executives under the company’s long term incentive plans qualify for the exemption offered by Section 162(m) of the U.S. tax code, which allows performance-based compensation paid to an executive in excess of $1,000,000 to be tax deductible if certain conditions are met. Cash compensation that we pay does not currently qualify for the Section 162(m) exemption. Because the instances where our executives’ cash compensation has exceeded $1,000,000 have been limited and have been in relatively immaterial amounts, we have not adopted a policy of strict compliance with the Section 162(m) exemption. At this point, we believe it is more important to retain the flexibility to compensate executive officers competitively. We will continue to monitor our compensation practices, however, and consider future opportunities to take advantage of the Section 162(m) exemption when we feel it is in the best interest of the company and its shareholders.

     Mr. Engles’ base salary for 2002 was $1,000,000, an approximately 14% increase over his base salary for 2001. The increase resulted from our review of the criteria described above under the heading “Base Salary,” pursuant to which we determined that Mr. Engles’ base salary was below the target level.

     Mr. Engles’ target bonus for 2002 was 110% of his base salary, with a potential range of 0% to 220% of his base salary, depending on the degree of attainment of budgeted earnings per share for 2002. Mr. Engles’ actual bonus earned for 2002 was $2,200,000, or 220% of his base salary, which reflects the fact that in 2002 the company’s earnings per share significantly exceeded the budgeted target.

     In 2002, Mr. Engles received options to purchase 700,000 shares of common stock, 300,000 of which were awarded as a special merger integration grant, as described above under the heading “Long-Term Incentive Compensation.”

This report by:
Members of the Compensation Committee

Stephen L. Green
Joseph S. Hardin, Jr.
John S. Llewellyn, Jr.
P. Eugene Pender

In setting compensation for 2003, the Compensation Committee engaged Compensation Strategies, Inc., an independent compensation consulting firm, to provide relevant market information such as comparable compensation levels at peer companies, and to assist in the re-design of our long-term incentive compensation program.

Other Information You Need to Make an Informed Decision

How are Board members paid?

Employee directors receive no compensation for serving on the Board of Directors or its Committees other than their normal salaries. In 2002, non-employee directors received:

•	An annual grant of 7,500 immediately exercisable stock options,

•	A $15,000 annual fee, payable quarterly in arrears,

•	$1,500 for each meeting attended in person and $750 for each meeting attended by telephone,

•	$1,000 per year for each Committee served on,

•	$2,000 per year for chairing a Committee, and

•	Reimbursement of travel expenses for attending meetings.

Beginning in January 2003, we increased the compensation of our non-employee directors, based on the recommendation of the independent compensation consulting firm engaged by our Compensation Committee. Non-employee directors now receive:

•	An annual grant of 5,000 immediately exercisable stock options,

•	An annual grant of 1,700 deferred stock units to be vested over a 3-year term,

•	A $35,000 annual fee, payable quarterly in arrears,

•	$3,000 for each meeting (Board of Directors or Committee) attended in person and $1,000 for each such meeting attended by telephone,

•	$5,000 per year for serving on the Audit or Compensation Committees and $2,000 per year for any other Board Committee served on,

•	$10,000 per year for chairing the Audit or Compensation Committee, and $4,000 for chairing any other Committee, and

•	Reimbursement of travel expenses for attending meetings.

Non-employee directors may elect to receive their fees in shares of restricted common stock rather than in cash. If a director makes this election, he or she will receive shares with a value equal to 150% of the cash amount owed to him or her. 1/3 of the restricted shares vest on the date of grant; 1/3 vest on the first anniversary of the grant date; and the final 1/3 vest on the second anniversary of the grant date.

     All but one of our non-employee directors elected to receive fees earned during 2002 in shares of restricted stock rather than in cash.

Who are our executives?

Our “executive officers” (as defined by the Securities and Exchange Commission) are:

Miguel Calado — Executive Vice President and President of International

     Mr. Calado, age 47, joined us in September 1998 as Executive Vice President and President of International. Prior to joining us, he served in a number of senior executive positions at PepsiCo from 1983 until September 1998, most recently as Senior Vice President-Finance and Chief Financial Officer for Frito Lay International. Prior to joining PepsiCo in 1983, he served in various capacities at Samarco Mineracao, S.A. in Brazil.

Steve Demos — President, White Wave, Inc.

     Mr. Demos, age 54, joined us in May 2002 when we bought the remaining interests in White Wave, Inc., maker of Silk® soymilk and other soy products. Mr. Demos has been with White Wave since he founded it in 1977.

Gregg L. Engles — Chairman of the Board and Chief Executive Officer

     See Mr. Engles’ biography on page 8.

Other Information You Need to Make an Informed Decision

Barry A. Fromberg — Executive Vice President and Chief Financial Officer

     Mr. Fromberg, age 47, joined us in June 1998 as Executive Vice President and Chief Financial Officer. Prior to joining us, he served as Chairman and Chief Executive Officer of a subsidiary of Paging Network, Inc. from 1995 to 1998. He was Senior Vice President and Chief Financial Officer of Paging Network, Inc. from 1993 to 1995. He served as Executive Vice President and Chief Financial Officer of Simmons Communications, Inc., a cable television operator from 1987 to 1993. From 1980 to 1987 he held various positions with Comcast Corporation. Mr. Fromberg was a Senior Accountant with Coopers & Lybrand from 1977 to 1980.

Michelle P. Goolsby — Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

     Ms. Goolsby, age 45, joined us in July 1998 as Executive Vice President, General Counsel and Corporate Secretary. In August 1999, she assumed the additional role of Chief Administrative Officer. From September 1988 until July 1998, Ms. Goolsby held various positions with the law firm of Winstead Sechrest & Minick. Prior to joining Winstead Sechrest & Minick, she held various positions with the Trammell Crow Company. Ms. Goolsby also serves on the Board of Directors, and Governance Committee, of Horizon Organic Holding Company, in which we own a minority interest.

Herman “Bing” Graffunder — President, Morningstar/Specialty Group

     Mr. Graffunder, age 57, has served as President of our Morningstar division since February 1999. He is also responsible for our Specialty Foods segment. He joined us in February of 1998 as Senior Vice President, Operations. Prior to joining us, he was President of Authentic Specialty Foods and Chief Executive Officer of Calidad Foods from 1993 to January 1998. From 1990 to 1993, he served as President and Chief Operating Officer of Oak Farms Dairy and from 1984 to 1990, he served as division manager for several of The Southland Corporation’s and The Morningstar Group Inc.’s regional operations.

Pete Schenkel — President, Dairy Group

     See Mr. Schenkel’s biography on page 6.

We also have certain other “significant employees” (as defined by the Securities and Exchange Commission), including:

Rick Beaman — Dairy Group Chief Operating Officer, Southwest region

     Mr. Beaman, age 45, has served as Chief Operating Officer of the Southwest region of our Dairy Group since January 2000, when we formed that region in connection with our acquisition of Southern Foods. Prior to joining us, he worked in several positions at Southern Foods, including Executive Vice President during 1999, Vice President in 1997 and 1998, and general manager of Southern Foods’ Oak Farms Dairy from 1991 to 1997. Prior to joining Southern Foods, Mr. Beaman worked in various capacities at Borden, Inc. for 17 years.

Alan J. Bernon — Dairy Group Chief Operating Officer, Northeast region

     See Mr. Bernon’s biography on page 8.

Rick Fehr — Dairy Group Chief Operating Officer, Southeast region

     Mr. Fehr, age 51, has served as Chief Operating Officer of the Southeast region of our Dairy Group since February 1998. He joined us in November 1996 as Vice President of Operations. Prior to joining us, Mr. Fehr served in various capacities with The Morningstar Group Inc. from 1988, including most recently as Vice President of Operations.

Jackie Jackson — Dairy Group Chief Operating Officer, Midwest region

     Mr. Jackson, age 64, was named Chief Operating Officer of the Midwest Region of our Dairy Group in April 2002. From January 2000 to April 2002, he served as a Regional Vice President of the Southwest Region of our Dairy Group and from 1990 to January 2000, he served as manager of Southern Foods’ Oak Farms Dairy operations in Houston, Texas. Prior to joining Southern Foods, Mr. Jackson worked in various capacities at Borden, Inc.

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James R. Greisinger — President, Specialty Foods

     Mr. Greisinger, age 62, joined Legacy Dean in 1962, where he held various positions before becoming President of the Specialty Foods group in 2000.

The four Dairy Group regional Chief Operating Officers report to Mr. Schenkel, and Mr. Greisinger reports to Mr. Graffunder.

How are our executive officers paid?

The executives named in the table below were our most highly paid executives in 2002. These individuals are referred to in this proxy statement as our “Named Executives.”

		Annual Compensation					Long Term Compensation

					Other Annual		Options	All Other
Name & Principal Position	Year	Salary(1)	Bonus		Compensation		Granted(2)	Compensation

Gregg L. Engles	2002	$1,000,000	$2,200,000	(3)	$492,989	(4)	700,000
Chairman of the Board and	2001	880,000	976,800	(3)	169,869	(5)	400,000
Chief Executive Officer	2000	880,000	945,384	(3)	164,341	(5)	330,000
Pete Schenkel	2002	625,000	1,125,000		0		330,000	765,287	(6)
President	2001	575,000	388,772		0		200,000	812,057	(6)
Dairy Group	2000	575,000	662,895		0		229,000
Herman “Bing” Graffunder	2002	475,000	712,500	(7)	5,658	(5)	200,000
President	2001	425,000	203,875	(7)	1,615	(5)	90,000
Morningstar/Specialty Group	2000	400,000	380,538	(7)	3,017	(5)	92,000
Alan Bernon	2002	500,000	600,000	(8)	104,345	(5)	130,000
Chief Operating Officer	2001	500,000	61,050		0		80,000
Dairy Group, Northeast Region	2000	500,000	209,803	(8)	0		120,000
Rick Fehr	2002	420,000	504,000	(9)	22,226		130,000
Chief Operating Officer	2001	400,000	385,440	(10)	67,028		80,000
Dairy Group, Southeast Region	2000	380,000	361,511	(10)	62,868		80,000

(1)	Includes salary deferred pursuant to our Deferred Compensation Plan.

(2)	All shares represented in this table and in the footnotes have been adjusted to reflect the two for one stock split effected on April 23, 2002.

(3)	Mr. Engles deferred 100% of his 2002, 2001 and 2000 bonuses pursuant to our Deferred Compensation Plan and allocated the entire deferral toward investment in shares of our common stock. Shares of stock purchased under the Deferred Compensation Plan are purchased at a 15% discount.

(4)	Represents the discount on shares purchased under the Deferred Compensation Plan which equaled $382,600 in 2002 and $110,389 for personal use of company aircraft.

(5)	Represents the discount on shares purchased under the Deferred Compensation Plan.

(6)	Represents two of four annual distributions that Mr. Schenkel will receive as a result of the termination of a non-qualified retirement plan maintained by Southern Foods prior to our acquisition of that company effective January 2000.

(7)	Mr. Graffunder deferred $106,875 of his 2002 bonus pursuant to our Deferred Compensation Plan, and allocated $32,063 of that amount toward investment in shares of our common stock. He deferred $30,581 of his 2001 bonus and allocated $9,174 of that amount toward investment in shares of our common stock and he deferred $57,081 of his 2000 bonus and allocated $17,124 of that amount toward investment in shares of our common stock. Shares of common stock purchased under the Deferred Compensation Plan are purchased at a 15% discount.

(8)	Mr. Bernon deferred 100% of his 2002 and 2000 bonuses pursuant to our Deferred Compensation Plan and allocated the entire deferral toward investment in shares of our common stock. Shares of common stock purchased under the Deferred Compensation Plan are purchased at a 15% discount.

(9)	Mr. Fehr deferred $126,000 of his 2002 bonus pursuant to our Deferred Compensation Plan and allocated 100% of this amount toward investment in shares of our common stock. Shares of common stock purchased under the Deferred Compensation Plan are purchased at a 15% discount.

(10)	Mr. Fehr deferred 100% of his 2001 and 2000 bonuses pursuant to our Deferred Compensation Plan and each year allocated the entire deferral toward investments in shares of our common stock. Shares of common stock purchased under the Deferred Compensation Plan are purchased at a 15% discount.

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OPTION GRANTS IN 2002 (TO NAMED EXECUTIVES)

							Potential Realizable Value
							at Assumed Annual Rates
				Percent of Total			of Stock Price Appreciation
	No. of Shares			Options Granted			Over Option Term
	Underlying			to Employees	Exercise Price
Name	Options Granted		Type	During 2002(1)	($/share)	Expiry Date(2)	5%(3)	10%(3)

Engles, Gregg L.	3,276		ISO	0.06%	$30.525	01/14/2012	$62,889	$159,374
Engles, Gregg L.	396,724		NQ	7.84	30.525	01/14/2012	7,615,914	19,300,221
Engles, Gregg L.	300,000	(4)	NQ	5.93	30.525	01/14/2012	5,759,102	14,594,696

Percent of total granted:				13.84%			$13,437,905	$34,054,291

Schenkel, Pete	3,276		ISO	0.06%	$30.525	01/14/2012	$62,889	$159,374
Schenkel, Pete	196,724		NQ	3.89	30.525	01/14/2012	3,776,512	9,570,423
Schenkel, Pete	130,000	(4)	NQ	2.57%	30.525	01/14/2012	2,495,611	6,324,368

Percent of total granted:				6.52%			$6,335,012	$16,054,165

Graffunder, Herman L.	3,276		ISO	0.06%	$30.525	01/14/2012	$62,889	$159,374
Graffunder, Herman L.	116,724		NQ	2.31	30.525	01/14/2012	2,240,751	5,678,504
Graffunder, Herman L.	80,000	(4)	NQ	1.58	30.525	01/14/2012	1,535,760	3,891,919

Percent of total granted:				3.95%			$3,839,400	$9,729,797

Bernon, Alan J.	3,276		ISO	0.06%	$30.525	01/14/2012	$62,889	$159,374
Bernon, Alan J.	76,724		NQ	1.52	30.525	01/14/2012	1,472,871	3,732,545
Bernon, Alan J.	50,000	(4)	NQ	0.99	30.525	01/14/2012	959,850	2,432,449

Percent of total granted:				2.57%			$2,495,610	$6,324,368

Fehr, Richard	3,276		ISO	0.06%	$30.525	01/14/2012	$62,889	$159,374
Fehr, Richard	76,724		NQ	1.52	30.525	01/14/2012	1,472,871	3,732,545
Fehr, Richard	50,000	(4)	NQ	0.99	30.525	01/14/2012	959,850	2,432,449

Percent of total granted:				2.57%			$2,495,610	$6,324,368

(1)	The total number of options granted during 2002 to all employees was 5,057,700.

(2)	All vest as follows: 1/3 on first anniversary of grant, 1/3 on second anniversary of grant, and 1/3 on third anniversary of grant.

(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. The actual value, if any, that an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

(4)	Represents a special one-time grant intended to incentivize key employees to accomplish the successful integration of Legacy Dean and Suiza Foods Corporation.

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OPTION EXERCISES IN 2002 (TO NAMED EXECUTIVES)

					Value of Unexercised
			No. of Options Unexercised		In the Money Options at
			as of December 31, 2002		December 31, 2002

	Shares Acquired	Total Value
Name	On Exercise	Realized	Vested	Not Vested	Vested	Not Vested

Engles, Gregg L.	115,200	$3,800,448	1,487,334	1,076,668	$27,255,941	$10,767,755
Schenkel, Pete	120,000	4,492,002	99,335	539,665	1,636,313	5,644,488
Graffunder, Herman L.	60,000	2,146,734	163,334	290,666	3,010,342	2,810,927
Bernon, Alan J.	208,670	6,978,357	0	223,330	0	2,418,607

CHANGE IN CONTROL BENEFITS

We have entered into agreements with all of our Named Executive Officers pursuant to which we must

•	pay each of the Named Executive Officers a lump sum of cash equal to 2 to 3 times his base annual salary plus his target bonus for the year in which the termination occurs, plus a pro-rated bonus for the portion of the year served prior to termination, in addition to, in some cases, a gross-up payment to pay for any applicable excise taxes,

•	pay each of the Named Executive Officers the unvested balance of his 401(k) account, plus 2 to 3 times his most recent company match,

•	continue the executive’s insurance benefits for two years, and

•	provide certain outplacement services

if, in connection with or within two years after a change in control (as defined in the agreements) of our company

•	the Named Executive Officer’s employment is terminated by us or any successor of ours without cause (as defined in the agreements), or

•	the Named Executive Officer’s employment is terminated by the executive for good reason (as defined in the agreement).

Also, certain of these agreements provide that the officer has the right, at any time during the 13th month after a change in control, to voluntarily terminate his employment for any reason and receive the same benefits as if he had been terminated by us or by a successor company during the two years after a change in control as described above. The agreements also contain

•	a covenant pursuant to which the executives have agreed not to compete with us for two years after termination,

•	a confidentiality provision pursuant to which the executives have agreed not to divulge any of our confidential information, and

•	agreements not to solicit any of our employees for two years after termination.

All of the Named Executive Officers’ unvested stock options and deferred stock units will automatically vest immediately upon a change in control (as defined in the agreements).

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What other relationships do we have with our officers and directors?

AIRCRAFT LEASES

On August 1, 2000, we entered into a five-year Aircraft Lease Agreement with Neptune Colorado LLC, a limited liability company owned by Gregg Engles and Pete Schenkel. Pursuant to the lease agreement, we agreed to lease an airplane from Neptune Colorado at a rate of $1000 per hour for each hour of flight with a minimum of 40 flight hours per month. We also agreed to pay a non-refundable equipment reserve charge equal to $83.10 per engine hour used during the term of the agreement, with reserve funds being used by the lessor for engine or propeller overhauls, removal or replacement during the term of the agreement. We agreed to be responsible for paying certain taxes related to and insurance for the airplane, and for all regular maintenance costs of the airplane, as well as all operating costs, landing and customs fees, storage charges and any fines or penalties arising from our operation or use of the airplane. We paid an aggregate amount of approximately $0.5 million to Neptune Colorado, LLC during 2002 under the lease.

     In June 2001, we entered into a six-year aircraft lease agreement with Curan, LLC, a limited liability company also owned by Gregg Engles and Pete Schenkel. Pursuant to the lease agreement, we agreed to lease an airplane from Curan at a rate of $122,000 per month. We were required to set up a non-refundable equipment reserve account, the amount of which to be determined periodically by a third party. The lease requires reserve funds to be used by the lessor for engine overhauls, removal or replacement during the term of the agreement. We agreed to be responsible for paying certain taxes related to and insurance for the airplane, as well as all operating costs, landing and customs fees, storage charges and any fines or penalties arising from our operation or use of the airplane. We paid an aggregate of approximately $1.6 million to Curan, LLC during 2002 under the lease.

     On March 24, 2003, the independent members of our Board of Directors voted to purchase Neptune Colorado LLC and Curan, LLC from Messrs. Engles and Schenkel, after determining that it would be in our best interest to own the aircraft rather than to lease the aircraft pursuant to the terms of the existing leases. The transaction was completed effective March 26, 2003. As consideration for the purchase of the lessor companies from Messrs. Engles and Schenkel, we assumed the indebtedness that the lessor entities incurred to finance the purchase of the aircraft. No other consideration was paid to Mr. Engles or Mr. Schenkel. The aggregate principal balance of the indebtedness that we assumed was approximately $9.6 million, which approximates the fair market value of the aircraft. The indebtedness is secured by the aircraft. The lessor entities have no assets or liabilities other than the aircraft, certain cash and the related purchase money indebtedness. As part of the transaction, we received cash in the amount of approximately $100,000, which was the balance of the equipment reserves that were established under the leases. Because the market value of the assets we acquired in the transaction was equal to the value of the liabilities that we assumed, there will be no income statement impact related to the transaction.

     We now have no relationships with either Mr. Engles or Mr. Schenkel other than their employment relationships.

REAL PROPERTY LEASE

We lease the land for our Franklin, Massachusetts plant from a partnership owned by Alan Bernon and his family. Our lease payments during 2002 totaled $0.7 million.

MINORITY INTEREST IN CONSOLIDATED CONTAINER HOLDING COMPANY

We hold our minority interest in Consolidated Container Company through our subsidiary Franklin Plastics, Inc., in which we own an 89.5% interest. Alan Bernon and his brother, Peter Bernon, collectively own the remaining 10.5% of Franklin Plastics, Inc.

Other Information You Need to Make an Informed Decision

ISSUANCE OF STOCK

In connection with our purchase of The Garelick Companies in July 1997, Alan Bernon and Peter Bernon, former owners of The Garelick Companies, each received, in addition to certain cash consideration, 74,350 restricted shares of our common stock. The shares were placed in escrow, to be released in equal installments over 5 years subject to the accomplishment of certain financial objectives. The final installment was released to Mr. Bernon in 2002. The price paid to Mr. Bernon for the business, and the terms and conditions of the restrictions on the restricted stock, were determined by negotiations between us and the former owners of The Garelick Companies.

PROFESSIONAL FEES

During 2002, we paid fees and expenses of (1) approximately $573,000 to Gardere Wynne Sewell LLP, where Ron Kirk is a partner, and (2) approximately $63,000 to Locke Liddell & Sapp LLP, where Michelle Goolsby’s husband is a partner, for legal services rendered on various matters. We also paid approximately $138,957 during 2002 to Heidrick & Struggles, an executive search firm where Mr. Kirk’s wife is a partner.

CHARITABLE CONTRIBUTION

In 2002, we made a charitable contribution of $40,000 to Students in Free Enterprise, a charitable organization with which Mr. Hardin and Mr. Engles are affiliated.

How has our stock performed?

The following graph compares

•	the cumulative total return of our common stock since December 31, 1997, with

•	the Standard & Poor’s 500 Stock Index, and

•	a peer group index of United States consumer products companies,

assuming a $100 investment on December 31, 1997. Points plotted are as of December 31 of each year. We have never paid dividends.

The peer group that we have selected includes 24 manufacturers of food, beverages and other consumer packaged goods. This group, which includes companies such as Archer Daniels Midland, Campbell Soup, Coca Cola, ConAgra, Del Monte, Hershey, Kellogg, Sara Lee, Smithfield Foods and Tyson Foods, is the same peer group that the Compensation Committee of our Board of Directors has selected to compare us to for purposes of determining our executives’ long-term incentive compensation. In prior years we have used companies from a narrow range of dairy manufacturing SIC codes as our peer group. However, due to changes in our business mix and size, and to the decreasing number of companies included in the SIC code range that we have used historically, we are now using a peer group that enables our shareholders to make a more meaningful evaluation of our relative performance.

12/1997 100.0 100.0 100.0 12/1998 85.5 129.0 106.5 12/1999 66.5 156.3 106.2 12/2000 80.6 142.4 99.5 12/2001 114.5 125.3 99.2 12/2002 124.6 97.8 99.6

Other Information You Need to Make an Informed Decision

How much stock do our officers and directors own?

On this page is information as of April 9, 2003 concerning:

•	Each stockholder known by us to beneficially own more than 5% of our outstanding common stock,

•	Each director and each Named Executive Officer, and

•	All directors and executive officers as a group.

	# Shares		Exercisable
Beneficial Owner	Common Stock		Options(1)	Total	Percent(2)

Beaman, Rick	849		31,500	32,349	*
Bernon, Alan J.	532,898		78,697	611,595	*
Calado, Miguel M.	30,850		103,336	134,186	*
Collens, Lewis M.	2,983		15,000	17,983	*
Davis, Tom C.	2,151		30,000	32,151	*
Demos, Steven A.	839		0	839	*
Engles, Gregg L.	1,117,140		1,964,002	3,081,142	3.1%
Fehr, Rick	88,292		338,669	426,961	*
Fromberg, Barry A.	21,332		183,159	204,491	*
Goolsby, Michelle P.	7,042		210,701	217,743	*
Graffunder, Herman L.	2,751		190,667	193,418	*
Green, Stephen L.	17,941		90,000	107,941	*
Hardin, Joseph S., Jr.	11,979		75,000	86,979	*
Hill, Janet	428		28,536	28,964	*
Llewellyn, John S., Jr.	1,056		40,568	41,624	*
Muse, John R.	157,960	(3)	75,000	232,960	*
Nevares, Hector M.	401,795		274,350	676,145	*
Pender, P. Eugene	7,805	(4)	96,900	104,705	*
Schenkel, Pete	8,730		352,336	361,066	*
Turner, Jim L.	105,986		117,500	223,486	*
All executive officers and directors as a group	2,520,807		4,295,921	6,816,728	6.8%
FMR Corp.	12,415,865			12,415,865	13.2	%(5)

*	Less than 1%

(1)	As of 04/09/03, including options exercisable within the next 60 days.

(2)	Except for the percentages owned by FMR, all percentages are based on 105,896,068 shares of common stock outstanding as of 04/09/03 minus 12,173,894 shares held in treasury as of that date, plus 7,174,019 shares, which was the total number of outstanding options exercisable within 60 days.

(3)	Includes 2,300 shares owned by family members. Mr. Muse disclaims ownership of family-owned shares.

(4)	Includes 6,600 shares owned indirectly through entities controlled by Mr. Pender.

(5)	As reported on Schedule 13G, Amendment No. 3, filed on February 14, 2003 by FMR Corp., 82 Devonshire Street, Boston, MA 02109. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 7,538,238 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The number of shares of our stock owned by the investment companies at December 31, 2001 included 653,698 shares of common stock resulting from the assumed conversion of 511,500 shares of our convertible preferred stock. For purposes of calculating the percentage owned by FMR, the total number of shares of common stock into which our convertible preferred securities are convertible has been added to the denominator, as required by Securities Exchange Act Rule 13d-3(1). The convertible shares have not been added to denominator for purposes of calculating the shares owned by any other person named in the table. Edward C. Johnson III, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 7,538,238 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson III, chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, MA -02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act, is the beneficial owner of 801,938 shares of our common stock as a result of its serving as investment manager of the institutional accounts. Edward C. Johnson III and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 801,938 shares and sole power to vote or to direct the voting of 781,732 shares, and no power to vote or to direct the voting of 20,206 shares of our common stock owned by the institutional accounts as reported above. Members of the Edward C. Johnson III family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson III owns 12% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson III is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies (the “International Funds”) and certain institutional investors. Fidelity International Limited is the beneficial owner of 93,400 shares of our common stock.

Appendix

Dean Foods Company
Corporate Governance Principles

The Board of Directors (the “Board”) of Dean Foods Company (the “Company”), acting on the recommendation of its Governance Committee, has developed and adopted certain corporate governance principles (the “Guidelines”) establishing a common set of expectations to assist the Board and its committees in performing their duties in compliance with applicable requirements. In recognition of the continuing discussions about corporate governance, the Board will review and, if appropriate, revise these Guidelines from time to time.

A.     MISSION STATEMENT

The Company’s primary objective is to maximize long term stockholder value, while adhering to the laws of the jurisdictions in which it operates and at all times observing the highest ethical standards.

B.     DIRECTOR RESPONSIBILITIES

     The responsibilities of the Board of Directors of the Company are to:

1.	Represent the interests of the Company’s shareholders in maintaining and enhancing the success of the Company’s business, including optimizing long-term returns to increase shareholder value.

2.	Selection and evaluation of a well-qualified Chief Executive Officer (“CEO”) of high integrity, and approval of other members of the senior management team.

3.	Oversee and interact with senior management with respect to key aspects of the business including strategic planning, management development and succession, operating performance, and shareholder returns.

4.	Provide general advice and counsel to the Company’s Chief Executive Officer and senior executives.

5.	Adopt and oversee compliance with the Company’s Code of Ethics. Promptly disclose any waivers of the Code of Ethics for Directors or executive officers.

6.	Hold regularly scheduled executive sessions of independent directors. Designate a Director who will preside at such meetings. Formally evaluate the performance of the Chief Executive Officer and senior management each year in executive sessions.

7.	Regularly attend all Board meetings. Meeting materials should be reviewed in advance.

C.     DIRECTOR QUALIFICATION STANDARDS

1.	The Governance Committee, with the input of the CEO, is responsible for recommending to the Board (1) nominees for Board membership to fill vacancies or newly created positions and (2) the persons to be nominated by the Board for election at the Company’s Annual Meeting of Shareholders.

2.	In connection with the selection and nomination process, the Governance Committee shall review the desired experience, skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. The Board will generally look for individuals who have displayed high ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company.

3.	Independent directors must comprise a majority of the Board.

4.	An “independent director” is one who the Board affirmatively determines meets all requirements for independence as set forth in the rules of the Securities and Exchange Commission or the New York Stock Exchange. In making a determination regarding a proposed director’s independence, the Board shall consider all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Board may determine from time to time.

Appendix

5.	In addition to satisfying all of the independence criteria set forth in paragraph 4 of this Section, no member of the Audit Committee may receive consulting, advisory or other compensatory fees from the Company (other than fees in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other committee of the Board).

6.	Directors are encouraged to own stock of the Company. As a general rule, each Director is expected, over time, to own Company stock having a value of at least three times the Director’s annual cash retainer paid for service on the Board.

7.	A Director may not stand for reelection after age 70, but need not resign until the end of his or her term. The Board may, however, upon evaluation of a Director that has reached 70 years of age, in its discretion, ask such Director to remain on the Board in extraordinary circumstances if the Board believes that such Director will continue to make significant contributions to the work of the Board.

8.	The number of boards on which a Director may sit may be reviewed on a case-by-case basis by the Governance Committee. However, as a general rule, each independent Director should not hold more than three directorships of public companies other than the Company. The CEO should not be a member on more than two Boards of other public companies, and the Company’s other executive officers should not be members of more than one other Board of a public company. A Director should notify the Secretary prior to accepting a new position on another Board in order that the Secretary may examine the relationship for a potential conflict of interest.

9.	The Board has not established term limits for Directors. Although term limits can promote the inclusion on the Board of people with diverse perspectives, the process for solicitation of Directors described above is intended to achieve the same result. Moreover, term limits have the disadvantage of causing the Company to lose the contributions of Directors who have been able to develop over a period of time, increasing insight into the Company and its operations, thereby increasing their contributions to the Company.

D.     BOARD SIZE

The size of the Board shall generally range from 10 to 15 members. The Board size may be modified as necessary—increased to accommodate exceptional candidates or reduced in the absence of available qualified candidates.

E.     BOARD COMMITTEES

1.	The Board shall at all times have a Governance Committee, an Audit Committee and a Compensation Committee, each comprised solely of independent directors. The Board may also have an Executive Committee and may evaluate and determine the circumstances under which to form new Committees from time to time.

2.	The Governance Committee is responsible, after consultation with the Chairman of the Board and with consideration of the desires of individual Board members, for the assignment of Board members to various committees. It is the sense of the Board that consideration should be given to rotating Committee members periodically, but the Board does not feel that such a rotation should be mandated as a policy since there may be reasons at a given point in time to maintain an individual Director’s committee membership for a longer period.

F.     DIRECTOR COMPENSATION

1.	Non-employee directors and committee chairs shall receive reasonable compensation for their services, as may be determined from time to time by the Board upon recommendation of the Compensation Committee. Compensation for non-employee directors and committee chairs shall be consistent with the market practices of other similarly situated companies but shall not be at a level or in a form that would call into question the Board’s objectivity. The Compensation Committee of the Board shall annually review and report to the Board with respect to director compensation and benefits.

Appendix

2.	Directors who are employees receive no additional pay for serving as Directors.

3.	Directors who are members of the Audit Committee may receive no compensation from the Company other than the fees they receive for serving as Directors.

G.     DIRECTOR ACCESS TO MANAGEMENT AND INDEPENDENT ADVISORS

1.	Directors have full access to all employees and to information about the Company’s operations.

2.	It is Board policy that executive officers and other members of senior management who report directly to the CEO be present at Board meetings at the invitation of the Board. The Board encourages such executive officers and senior management to make presentations, or to include in discussions at Board meetings managers and other employees who (1) can provide insight into the matters being discussed because of their functional expertise and/or personal involvement in such matters and/or (2) are individuals with high potential whom such executive officers and senior management believe the Directors should have the opportunity to meet and evaluate.

3.	Directors are authorized to retain and consult with independent advisors, as they determine necessary and appropriate.

H.     EXECUTIVE SESSION

The independent Directors should meet in executive session at the end of each regularly scheduled Board meeting to consider other issues that they may determine from time to time, without the presence of any member of management. Such executive sessions shall be chaired by a presiding director who shall set the agenda for such meetings, facilitate discussions and discuss results or requests from such executive sessions with the CEO.

I.     DIRECTOR ORIENTATION AND CONTINUING EDUCATION

1.	The Board shall implement and maintain an orientation program for newly elected directors.

2.	Directors shall continue educating themselves with respect to general business matters, accounting and finance, leadership, crisis response, industry practices, general management and strategic planning.

J.     MANAGEMENT SUCCESSION

1.	The Board plans for succession to the position of Chief Executive Officer. The Governance Committee is responsible for making recommendations to the Board about succession planning. The Governance Committee also recommends to the Board succession plans in the event of an emergency or the retirement of the CEO.

2.	The CEO shall annually assess performance of senior managers and their potential to succeed him or her, and such report shall be provided to the Governance Committee. The report shall also contain the CEO’s recommendation as to his or her successor.

K.     CONFLICTS OF INTEREST

From time to time, an issue being considered by the Board may present, or may give the appearance of presenting, a conflict of interest for a Director. Each Director should take appropriate steps to assure that in each matter considered that the Director is disinterested with respect to that matter, other than the interest of the Company and its stockholders. Any Director faced with any potential conflict should disclose any such potential conflict to the Secretary and the Chairman and should not participate in discussions or votes on such issue unless a majority of the Board determines, after consultation with counsel, that no conflict of interest exists as to such matter.

L.     ANNUAL PERFORMANCE EVALUATION OF THE BOARD

1.	The Board and its Committees will conduct a self-evaluation at least annually to determine whether it and its Committees are functioning effectively.

2.	The Board will also review the Governance Committee’s periodic recommendations concerning the performance and effectiveness of the Board and its Committees.

Dated: March 24, 2003

Appendix

Dean Foods Company
Audit Committee Charter

STATUS

The Audit Committee is a committee of the Board of Directors of Dean Foods Company (the “Company”).

MEMBERSHIP

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. Audit Committee members will be appointed, and may be replaced, by the Board of Directors of the Company (the “Board”).

PURPOSE

The Audit Committee will assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

     The Audit Committee shall prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

     The Audit Committee shall preapprove all permitted non-audit services to be performed for the Company by its independent auditor. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors, at the expense of the Company.

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

     The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in the “Management’s Discussion and Analysis” portion of any documents filed with the Commission, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of each Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

Appendix

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(d)	All discussions between the independent audit team and the firm’s national office regarding the audit.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP financial measures, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee, if any, by the Company’s CEO and CFO during their certification process for each Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor (including the lead partner), including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

11.	Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

12.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

Appendix

Oversight of the Company’s Internal Audit Function

13.	Review the appointment and replacement of the senior internal auditing executive.

14.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

15.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

16.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

17.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

18.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

MEETINGS

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Dated: March 24, 2003

Dean Foods Company
Compensation Committee Charter

STATUS

The Compensation Committee is a committee of the Board of Directors of Dean Foods Company (the “Company”).

MEMBERSHIP

1.	The Compensation Committee (the “Committee”) shall consist of at least three and no more than five members, all of whom shall have been found by the Board to constitute Independent Board Members, as defined by the rules of the New York Stock Exchange and the Securities and Exchange Commission.

2.	Members must also qualify as a “disinterested person” (as such term is defined in 16b-3 of the Securities Act of 1934) with regard to any compensation or benefit plan administered by the Committee that is subject to Rule 16b-3 of the Securities Act of 1934.

Appendix

3.	At least two members shall also qualify as “outside directors” (as such term is defined under Section 162(m) and the regulations thereunder of the IRC) if any award or payment under any compensation or benefit plan administered by the Compensation Committee would be subject to the deduction limitation under Section 162(m) of the IRC.

4.	One member shall be chosen by the Committee or by the Governance Committee to act as Chair of the Committee.

5.	Committee members will be appointed, and may be replaced, by the Board of Directors of the Company.

PURPOSE

The purpose of the Committee is to act on behalf of the Board of Directors in setting the Company’s executive compensation policies and objectives and administering the Company’s executive compensation programs.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

1.	The Committee shall authorize awards to employees of options, restricted stock units, and restricted shares under stock award and stock option programs.

2.	The Committee shall review and evaluate CEO performance and determine CEO compensation.

3.	The Committee shall obtain recommendations from management and determine base salary and incentive compensation of senior management. In determining the long term incentive component for the Company’s CEO and other executive officers, the Committee may consider, among other things: (i) the Company’s performance and relative shareholder return; (ii) value of similar incentive awards to chief executive officers and executive officers at comparable companies; and (iii) the awards given to the Company’s CEO and other executive officers in previous years.

4.	The Committee may establish performance goals applicable to one or more executive employees and determine the extent to which such performance goals have been attained.

5.	The Committee may generally advise on the setting of compensation for senior officers whose compensation is not otherwise set by the Committee.

6.	The Committee may amend, modify and terminate the Company’s compensation and employee benefit plans, including, without limitation, incentive compensation plans, stock option plans, restricted stock unit plans, restricted stock plans, 401 (k) plans, pension plans, health and welfare plans and all other compensation or benefit plans as may be adopted by the Board of Directors.

7.	The Committee may recommend to the Board of Directors the creation of any compensation or employee benefit plan or program for the Company.

8.	The Committee shall publish an annual Executive Compensation Committee Report for inclusion in the Company’s proxy statement which complies with the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and any other applicable rules and regulations.

9.	The Committee may, in its sole discretion, employ a compensation consultant to assist in the evaluation of the compensation of the Company’s CEO or other executive officers. The Committee shall have the sole authority to approve the fees and other retention terms with respect to such a compensation consultant.

10.	The Committee shall prepare an annual performance evaluation of the Compensation Committee.

11.	The Committee may perform such other functions as shall be assigned to it by resolution of the Board of Directors.

MEETINGS

1.	The Committee will meet as often as may be deemed necessary or appropriate and at such times and places as the Committee shall determine. Meetings may be called by the Committee Chair, Chairman of the Board or two or more Committee Members. The majority of the members of the Committee shall constitute a quorum.

2.	Complete and accurate minutes will be kept of each meeting and sent to each Committee member and, upon request, to the other Board members who are not on the Committee.

Dated: March 24, 2003

Appendix

Dean Foods Company
Governance Committee Charter

STATUS

The Governance Committee is a committee of the Board of Directors of Dean Foods Company (the “Company”).

MEMBERSHIP

1.	The Governance Committee (the “Committee”) shall consist of at least three and no more than five members, all of whom shall have been found by the Board to constitute Independent Board Members, as defined by the rules of the New York Stock Exchange and the Securities and Exchange Commission.

2.	One member shall be chosen by the Committee to act as Chair of the Committee.

3.	Committee members will be appointed, and may be replaced, by the Board of Directors of the Company.

PURPOSE

The purpose of the Committee is to consider, develop and make recommendations to the Board of Directors regarding corporate governance principles generally and the appropriate size, function and operation of the Board and its committees to optimize the effectiveness of the Board.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The specific responsibilities of the Committee include the following:

•	establishing the criteria for Board membership;

•	considering, recommending and recruiting candidates to fill new positions on the Board;

•	reviewing candidates recommended by shareholders;

•	conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

•	recommending the Director nominees for approval by the Board and the shareholders.

The Committee’s additional functions are:

•	to consider questions of possible conflicts of interest of Board members and of our senior executives;

•	to monitor and recommend the functions of the various committees of the Board;

•	to recommend members of the committees of the Board;

•	to make recommendations on the structure of Board meetings;

•	to recommend matters for consideration by the Board regarding improvement of the effectiveness of the Board;

•	to consider matters of corporate governance and to review, periodically, our Corporate Governance Principles;

•	to recommend development activities, including Director orientation, for the Board;

•	to review, periodically, our Shareholder Rights Plan;

•	to establish Director retirement policies;

•	to review the functions of the senior officers and if necessary, to make recommendations on changes to such functions;

•	to review periodically with the Chairman and Chief Executive Officer the succession plans relating to positions held by elected corporate officers, and to make recommendations to the Board with respect to the selection of individuals to occupy these positions;

•	to retain recruiting or search firms to assist in the selection of director candidates or CEO candidates, to the extent necessary or desirable; and

Appendix

•	to prepare an annual performance evaluation of the Governance Committee.

MEETINGS

1.	The Committee will meet as often as may be deemed necessary or appropriate and at such times and places as the Committee shall determine. Meetings may be called by the Committee Chair, Chairman of the Board or two or more Committee Members. The majority of the members of the Committee shall constitute a quorum.

2.	Complete and accurate minutes will be kept of each meeting and sent to each Committee member and, upon request, to the other Board members who are not on the Committee.

Dated: March 24, 2003

Dean Foods Company
2515 McKinney Avenue
Suite 1200
Dallas, Texas 75201
Telephone: 214.303.3400
Facsimile: 214.303.3499
www.deanfoods.com

Dear Stockholder:

     On the reverse side of this card are instructions on how to vote your shares for the election of directors and all other proposals by telephone or over the internet. We encourage you to vote now, by telephone or over the internet. Your vote will be recorded the same as if you mailed in your proxy card. See the enclosed proxy statement and the enclosed proxy card for further information about voting procedures.

     If you have elected to view the Dean Foods proxy statement and annual report over the internet instead of receiving copies in the mail, you can now access the proxy statement for the 2003 annual shareholders’meeting and the 2002 annual report on the internet through the following address: http://www.deanfoods.com, click on “Investor Relations and click on Annual Report.

If you notified us previously that you prefer to receive the annual report and proxy electronically, then you may not have received paper copies. If you would like paper copies of the proxy statement and annual report, Dean Foods will provide a copy to you upon request. To obtain a copy of these documents, please call 214-303-3438.

Thank you for your attention to these matters.

Dean Foods Company

PROXY	DEAN FOODS COMPANY	PROXY

ANNUAL MEETING OF STOCKHOLDERS — MAY 22, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gregg L. Engles and Michelle P. Goolsby and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of Dean Foods Company held of record by the undersigned on April 9, 2003, at the annual meeting of stockholders to be held on Thursday, May 22, or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

IMPORTANT- IF YOU INTEND TO VOTE BY MAILING IN THIS PROXY CARD, RATHER THAN
BY PHONE OR INTERNET, YOU MUST SIGN AND DATE THE REVERSE SIDE.

Comments:
DEAN FOODS COMPANY
P.O. BOX 11333
NEW YORK, N.Y. 10203-0333

DEAN FOODS	Two Alternate Ways to Vote Your Proxy
COMPANY	VOTE BY TELEPHONE OR INTERNET
24 Hours a Day — 7 Days a Week
Save Your Company Money — It’s Fast and Convenient

TELEPHONE 1-866-564-2333			INTERNET https://www.proxyvotenow.com/dfc			MAIL
• • • •	Use any touch-tone telephone. Have your proxy form in hand. Enter the control number located in the box below. Follow the simple recorded instructions.	OR	• • • •	Go to the website address listed above. Have your proxy form in hand. Enter the control number located in the box below. Follow the simple instructions.	OR	• • •	Mark, sign and date the proxy card. At the bottom of this page detach card. Return the card in the postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING

1-866-564-2333
CALL TOLL-FREE TO VOTE

o DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET o

	Mark, sign, date and return	☒
☐	this proxy card promptly using	Votes must be indicated
	the enclosed envelope.	(X) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.	In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

1. ELECTION OF DIRECTORS

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	Plan to attend the Annual Meeting.	☐
						Have written comments on the reverse side of card.	☐

						To change your address, please mark this box.	☐
Nominees:	01 — Lewis M. Collens, 02 — Janet Hill, 03 — Hector M. Nevares, 04 — Pete Schenkel, 05 — Jim L. Turner

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW).

*Exceptions

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify Deloitte & Touche LLP as independent auditor.	☐	☐	☐

S C A N L I N E

Please sign exactly as your name or names appear above. For joint holders, both should sign. When signing as executor, administration, attorney, trustee or guardian, etc., please give your title.

Date	Stockholder sign here	Co-Owner sign here